U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 1, 2018

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6500 Trans-Canada Highway
4th Floor
Pointe-Claire, Quebec, Canada H9R 0A5
 (Address of principal executive offices)

514) 426-6161
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On January 1, 2018, we entered into a Share Purchase Agreement with Mohamed Belhaj and Atlas Pharma Inc. (the “Atlas Agreement”), wherein we acquired all of the issued and outstanding shares (the “Shares”) of Atlas Pharma Inc., (“Atlas”) from Mr. Belhaj. The purchase price for the Shares was Eight Hundred Forty Eight Thousand Dollars ($848,000). All references to dollar amounts in this report refer to Canadian dollars, unless otherwise indicated. The purchase price included a cash payment of $100,500, plus issuance of 20,000,000 shares of our Common Stock, plus a promissory note in the principal amount of $450,000, with interest payable at the rate of 3% per annum. We are required to make payments of $10,000 per calendar quarter, due and payable on or before the end of each such calendar quarter through December 31, 2023.

Atlas is a certified company dedicated to chemical analysis of pharmaceutical and other industrial samples. Atlas Pharma has 9 full-time employees and generated revenues of approximately $500,000 in 2017. Housed in a 5,250 square foot facility, Atlas’s operations are authorized by a Drug Establishment License (DEL) issued by Health Canada and are fully compliant with the requirements of Good Manufacturing Practices (GMP).

We intend to expand Atlas’ business operations by purchasing additional equipment and hiring more technical and sales personnel. There are no assurances that this will occur.

Audited financial statements of Atlas will be filed as part of an Amendment to this report within the time parameters established by the applicable rule.

A copy of the Atlas Agreement is attached hereto as Exhibit 10.13, and incorporated herein by reference as if set forth.

Item 7.01 Regulation FD Disclosure

Our Press Release relating to the Atlas Agreement described above is attached as Exhibit 99.7 and is hereby incorporated.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits. The following exhibits are included in this report:

No.
Description

10.13
Share Purchase Agreement with Mohamed Belhaj and Atlas Pharma, Inc.

99.7
Press Release Announcing Agreement to Acquire Atlas Phrma

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BIOPHARMA, INC
(Registrant)

Dated: January 4, 2018	By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer